                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           COMPUTERVISION CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                           COMPUTERVISION CORPORATION
                                100 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (617) 275-1800

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1997

                            ------------------------

     The Annual Meeting of Stockholders of Computervision Corporation (the "Company") will be held on Tuesday, June 10, 1997 at 1:00 p.m. at the offices of Hale and Dorr, 26th Floor, 60 State Street, Boston, Massachusetts to consider and act upon the following matters:

          1. To elect three Class II Directors for a three-year term and to elect one Class I Director for a two-year term.

          2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on Friday, April 18, 1997 are entitled to vote at the meeting or at any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors

                                          /s/ ANTHONY N. FIORE, JR.
                                          ---------------------------------
                                          ANTHONY N. FIORE, JR.
                                          Secretary

                                          Bedford, Massachusetts
May 19, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           COMPUTERVISION CORPORATION
                                100 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1997

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Computervision Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on June 10, 1997 and at any adjournment of that meeting. All shares of Common Stock will be voted in accordance with the instructions contained in the accompanying proxy, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by written request to Anthony N. Fiore, Jr., Secretary of the Company, by executing a proxy bearing a later date, or by voting in person at the meeting.

     The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about May 19, 1997.

     A copy of the Company's Annual Report on Form 10-K as amended on Form 10-K/A for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to Investor Relations, Computervision Corporation, 100 Crosby Drive, Bedford, MA 01730. Exhibits will be provided upon written request and payment of an appropriate processing fee.

VOTING SECURITIES AND VOTES REQUIRED

     On April 18, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 63,575,158 shares of common stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voted at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voted at the meeting is required to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes cast in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of the holders of a certain percentage of the shares of Common Stock voting on a matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of the close of business on April 18, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director; (iii) each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below and (iv) all directors and executive officers of the Company as a group.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after April 18, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.

     The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. To the knowledge of the Company, neither of the two new nominees as Directors, Sanjiv Ahuja and Henry Ancona, own any shares of Common Stock of the Company.

                                                                                    PERCENT OF
                                                             NUMBER OF SHARES      COMMON STOCK
             NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIALLY OWNED     OUTSTANDING
    ------------------------------------------------------  ------------------     ------------
    M.D. Sass Associates, Inc.(1).........................
      1185 Avenue of the Americas
      New York, NY 10036                                         9,999,344(1)          15.73%
    Merrill Lynch & Co., Inc.(2)..........................
      800 Scudders Mill Road
      Plainsboro, NJ 08536                                       4,954,933(2)           7.79%
    Credit Suisse First Boston, Inc.(3)...................
      11 Madison Avenue
      New York, NY 10010                                         3,513,200(3)           5.53%
    Kemper Investments, Inc.(4)...........................
      222 South Riverside Plaza
      Chicago, IL 60606                                          3,322,249(4)           5.23%
    Jean-Serge G. Bertoncini..............................          10,000(5)              *
    Norman A. Bolz........................................          68,200(5)              *
    Kevin J. Burns........................................          10,000(5)              *
    Barry F. Cohen, Ph.D. ................................         189,000(6)              *
    Kathleen A. Cote......................................         388,914(6)              *
    John F. Cunningham....................................         148,200(5)              *
    Anthony N. Fiore, Jr. ................................         148,954(6)              *
    William A. Foniri.....................................          91,714(6)              *
    Eugene M. Freedman....................................          40,000(5)              *
    Lawrence L. Landry....................................          48,400(5)              *
    Russell E. Planitzer..................................         999,894(6)           1.55%
    Attilio Rimoldi.......................................         167,500(6)              *
    James B. Rubin(1)(7)..................................      10,489,341(1)(7)       16.50%
    Andrew G.C. Sage II...................................         102,200(5)(8)           *
    Douglas P. Smith......................................          50,320(6)              *
    All executive officers and directors as a group (17
      persons)............................................      12,866,183(5)(6)       19.60%

---------------

 *  Less than one percent.

(1) Represents shares held by M.D. Sass Associates, Inc. and affiliated groups as follows: 2,263,935 shares held by M.D. Sass Re/Enterprise Partners, L.P.; 2,767,672 shares held by M.D. Sass Re/Enterprise International, Ltd.; 801,548 shares held by M.D. Sass Parallex Partners, L.P.; 89,884 shares held by M.D. Sass Associates, Inc. Employee Profit Sharing Plan; 463,146 shares held by M.D. Sass Re/Enterprise-II,

    L.P.; 3,005,759 shares held by various third party managed accounts; and 607,400 shares held by Corporate Renaissance Group, Inc.

(2) Represents shares held by Merrill Lynch & Co., Inc. on behalf of itself and its wholly owned subsidiaries, Merrill Lynch Group, Inc., Princeton Services, Inc., Fund Asset Management, L.P., and Merrill Lynch Phoenix Fund, Inc., as reported in a Schedule 13G filed with the Securities and Exchange Commission as of January 23, 1997. All shares are subject to shared voting and dispositive power. According to such report, Merrill Lynch Group, Inc. and Princeton Services, Inc. share voting power and dispositive power with respect to 4,644,700 shares and Fund Asset Management, L.P. and Merrill Lynch Phoenix Fund, Inc. share voting power and dispositive power with respect to 3,353,600 shares.

(3) Represents shares held indirectly by Credit Suisse First Boston, Inc. for its wholly owned subsidiary, Credit Suisse First Boston Corporation as reported in a Schedule 13G filed with the Securities and Exchange Commission as of February 13, 1997.

(4) Represents shares held by Zurich Kemper Investments, Inc. in its capacity as investment advisor to various clients, as reported in a Schedule 13G filed with the Securities and Exchange Commission as of February 13, 1997. All shares are subject to shared voting and dispositive power.

(5) Includes shares issuable pursuant to director stock options exercisable within 60 days after April 18, 1997 (10,000 shares for Mr. Bertoncini, 45,800 shares for Mr. Bolz, 10,000 for Mr. Burns, 27,200 shares for Mr. Cunningham, 10,000 shares for Mr. Freedman, 38,400 shares for Mr. Landry and 27,200 shares for Mr. Sage).

(6) Includes shares issuable pursuant to employee stock options exercisable within 60 days after April 18, 1997 (172,000 shares for Mr. Cohen, 320,900 shares for Ms. Cote, 141,500 shares for Mr. Fiore, 88,560 shares for Mr. Foniri, 977,850 shares for Mr. Planitzer, 137,500 shares for Mr. Rimoldi and 50,320 shares for Mr. Smith).

(7) Includes 489,997 shares held by the J.B. Rubin & Co. Defined Contribution Plan and by a family member of Mr. Rubin. Mr. Rubin is the Trustee of the Plan and may be deemed to share in the voting and dispositive power held by the Plan and by his family member.

(8) Includes 25,000 shares of Common Stock transferred without consideration to Mr. Sage by Lehman Brothers, by whom Mr. Sage was employed for 40 years. Lehman Brothers has served as the Company's financial advisor with respect to various financing and business transactions during the past five years. No fees were paid to Lehman Brothers for its services in 1996.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes. There are three Class I Directors, four Class II Directors and three Class III Directors. The terms of the Class I, Class II and Class III Directors will expire on the date of the annual meeting of stockholders in 1999, 1997 and 1998, respectively. Each year the stockholders are asked to elect members of a class of directors for a term of three years and until their respective successors are duly elected and qualified.

     The persons named in the enclosed proxy will vote for the nominees named below, unless the proxy is marked otherwise. Two of the current Class II Directors, Norman A. Bolz and John F. Cunningham, have advised the Board of Directors that they do not wish to stand for reelection. Sanjiv Ahuja has been nominated to succeed Mr. Cunningham. The number of Class II directors will be reduced to three. The other two current Class II Directors, Kathleen A. Cote and Andrew G.C. Sage II, have been nominated for reelection.

     In addition, Mr. Lawrence J. Landry, a Class I Director, has advised the Board of his decision to resign as Director immediately prior to the Annual Meeting of Stockholders in 1997. To fill the vacancy which will result from his resignation, the Board of Directors has nominated Henry Ancona for election as a Class I Director, whose term will expire in 1999.

     The two new nominees for election as Directors were selected after consultation with the Company's largest stockholder to add technology and business advising capabilities to the Board.

     Each of the nominees has indicated his willingness to serve as a Director, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

NOMINEES AND OTHER MEMBERS OF THE BOARD OF DIRECTORS

     Set forth below are the name and age of each member of the Board of Directors (including those who are nominees for election as Directors), and the positions and offices held by each member, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which such member serves as a director and the year of the commencement of his or her term as a director of the Company.

            NOMINEES FOR TERMS EXPIRING IN 2000 (CLASS II DIRECTORS)

KATHLEEN A. COTE, age 48, became a director in July 1996.

     Ms. Cote has been President and Chief Executive Officer of the Company since November 1996 and President and Chief Operating Officer from November 1995 to November 1996. Ms. Cote has been with the Company since November 1986 serving in various positions including Vice President, Marketing and Services, Vice President, Customer Service and Vice President, Manufacturing. Ms. Cote is also a director of Bay Networks, Inc., a network management products company.

ANDREW G.C. SAGE II, age 71, became a director in December 1991.

     Mr. Sage is Chairman of Robertson-Ceco Corporation, a manufacturer of pre-engineered metal buildings. From November 1992 to December 1993 he was the President and Chief Executive Officer of Robertson-Ceco. Prior to that time, Mr. Sage was a consultant in general business and financial management for over five years and he was employed by Lehman Brothers for 40 years where his last position was President. Mr. Sage is a member of the Executive Committee and the Nominating Committee.

SANJIV AHUJA, age 40.

     Mr. Ahuja has been President and Chief Operating Officer of Bell Communications Research Incorporated ("Bellcore"), a leading provider of communications software and consulting services, since January 1, 1997. He is also serving as Group President, Software Systems of Bellcore, a position he has held since 1994. From 1979 to 1994, Mr. Ahuja was employed by IBM Corporation, where his latest positions were Director of Enterprise Management Platforms, Networking Software Division from 1993 to 1994, and Manager, Network Management Services from 1991 to 1993.

              NOMINEE FOR TERM EXPIRING IN 1999 (CLASS I DIRECTOR)

HENRY ANCONA, age 52.

     Mr. Ancona has been Executive Vice President, Business Development of Polaroid Corporation, a manufacturer of photographic and digital imaging products, since April, 1997; he previously served in various executive positions at Polaroid from 1994 to 1996. He was employed by Digital Equipment Corporation from 1972 to 1994, his latest positions being Vice President, Corporate Business Planning in 1994 and Vice President, Information Systems and Applications from 1989 to 1994.

           DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS III DIRECTORS)

JEAN-SERGE G. BERTONCINI, age 60, became a director in November 1994.

     Mr. Bertoncini has been a Group Vice President and Chief Information Officer of PSA/Peugeot-Citroen since 1986. Prior to that time, he was Vice President, Information Services at Automobiles Peugeot and Executive Director, Management Organization Services for Chrysler Europe. Mr. Bertoncini is also a director of Credipar, a financing entity formed by PSA and Sovac, a branch of Lazard & Co.

KEVIN J. BURNS, age 47, became a director in November 1994.

     Mr. Burns has been the Chairman of the Board of Intersolv, Inc., a provider of client server software tools which accelerate the delivery of business information systems, since 1990. He was also the Chief Executive Officer from 1986 to 1996 and President from 1986 to 1995. From 1981 through 1986, Mr. Burns was Executive Vice President of Sage Software, Inc., a predecessor to Intersolv, Inc.

RUSSELL E. PLANITZER, age 53, became a director in August 1989.

     Mr. Planitzer has been Chairman of the Board of Directors of the Company since 1989, President from April 1993 to November 1995 and Chief Executive Officer from April 1993 to November 1996. Mr. Planitzer was a General Partner of J.H. Whitney & Co. ("Whitney"), a private investment banking firm, for over five years prior to his resignation in November 1991. Mr. Planitzer served on the Board of Directors of DR Holdings Inc. of Delaware ("DR Holdings") from June 1989 to May 1992, was Chief Financial Officer of DR Holdings from June 1989 to August 21, 1992 and was Chief Executive Officer of DR Holdings from March 1992 to August 21, 1992. DR Holdings commenced a case under chapter 11 of the U.S. Bankruptcy Code on August 26, 1992 and was liquidated in August 1994. Mr. Planitzer is also a director of Intersolv, Inc. Mr. Planitzer is a member of the Executive Committee and the Nominating Committee.

            DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS I DIRECTORS)

EUGENE M. FREEDMAN, age 65, became a director in January 1995.

     Mr. Freedman has been Senior Advisor to the Chief Executive Officer and a director of Monitor Company, Inc., an international business strategy and consulting firm, since January 1995. From 1965 to 1994, he was a partner with Coopers & Lybrand LLP (US) and served in several senior executive positions, the most recent being Chairman and Chief Executive Officer, United States, from 1991 to September 1994 and Chairman, Coopers & Lybrand International, from 1992 through October 1994. Mr. Freedman is also a director of The Limited, Inc., a retailer of apparel and personal care products. Mr. Freedman is the Chairman of the Audit and Finance Committee.

JAMES B. RUBIN, age 43, became a director in April 1997.

     Mr. Rubin has been the Senior Managing Director of the Restructured Securities Management Company and Sass Lamle Rubin & Company, divisions of M.D. Sass Investors Services, Inc., since 1989. Restructured

Securities Management Company provides investment management services dedicated to opportunities presented by corporate reorganizations. Sass Lamle Rubin & Company serves as financial advisor for creditor and equity constituencies of financially distressed companies. From 1986 to 1989, Mr. Rubin was the principal of J. B. Rubin and Company, a financial advisor to and chair of creditor and equity committees in bankruptcies and reorganizations. Mr. Rubin is a director of Seaman Furniture Company, Inc. and Chief Executive Officer and Chairman of the Board of Ranger Industries, Inc. Mr. Rubin is also Senior Vice President and a director of Corporate Renaissance Group, Inc., a registered business development company, with respect to which M.D. Sass Investors Services, Inc. serves as investment adviser.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1996, the Board of Directors held eleven meetings. Each director attended at least 75% of the meetings of the Board of Directors which were held during his tenure and of all committees of the Board of Directors of which he was a member, with the exception of Mr. Bertoncini who attended 73% of the meetings of the Board of Directors which were held during his tenure. During 1996, the Board of Directors had an Audit and Finance Committee, a Compensation Committee, an Executive Committee and a Nominating Committee.

     The Executive Committee provides advice and counsel to the Chief Executive Officer from time to time and acts for the Board when action is required between Board meetings. The Executive Committee held no meetings in 1996.

     The Audit and Finance Committee, among other responsibilities, recommends to the Board of Directors the selection of independent accountants; reviews the general scope of the Company's annual audit; reviews and approves the fees proposed by the independent accountants for audit and non-audit services; reviews and approves any major accounting policy changes; and reviews the Company's internal audit procedures and personnel. The finance responsibilities include the review of the Company's financing plans and alternatives, including making recommendations to management as to financing decisions or opportunities for the Company. The Audit and Finance Committee held ten meetings in 1996 (of which six were telephonic).

     The Compensation Committee, among other responsibilities, reviews, determines and approves the compensation, including salaries, bonuses, stock options and other officer perquisites, for the Chief Executive Officer and certain other executive officers and key employees; complies with the reporting requirements with respect to executive compensation applicable to the Company under any regulations adopted by the Securities and Exchange Commission; and administers the various stock plans of the Company, including the construction and interpretation of the terms and provisions thereof. The Compensation Committee held ten meetings in 1996 (of which four were telephonic).

     The Nominating Committee recommends to the Board of Directors nominees for election to the Board of Directors; reviews the qualifications of potential candidates; and makes the initial contact with such candidates. The Nominating Committee met once during 1996. The Nominating Committee will consider nominees recommended by the stockholders of the Company. The names of such nominees must be forwarded to Anthony N. Fiore, Jr., Secretary, Computervision Corporation, 100 Crosby Drive, Bedford, Massachusetts 01730. The Nominating Committee held one meeting in 1996.

     COMPENSATION OF DIRECTORS -- STANDARD ARRANGEMENTS. Directors who are not employees of the Company ("Non-employee Directors") receive an annual fee of $25,000 and $1,500 for each Board or Committee meeting they attend in person (plus reimbursement for travel and out-of-pocket expenses). They receive $500 for each telephonic meeting of less than two hours and $1,500 for each telephonic meeting of two hours or more they attend. Directors who are employees receive no additional compensation for serving on the Board. Non-employee Directors also participate in the 1995 Director Option Plan under which they were granted options for 6,600 shares for each full year of service completed at January 30, 1995 and will be granted an option for an additional 6,000 shares each July 1 they continue to serve as a director. The options granted in January 1995 vest ratably over three years and the options granted annually on July 1 vest one year from the date of the grant. All options expire ten years from the date of grant.

     Together with option grants under the prior 1993 Director Stock Option Plan, as of April 18, 1997, the Directors held options to purchase the following number of shares at option prices ranging from $3.25 to $10.44: Mr.
Bertoncini -- 20,000 shares; Mr. Bolz -- 45,800 shares; Mr. Burns -- 22,000 shares; Mr. Cunningham -- 45,800 shares; Mr. Freedman -- 22,000 shares; Mr. Landry -- 63,000 shares; and Mr. Sage -- 45,800 shares.

     COMPENSATION OF DIRECTORS -- OTHER ARRANGEMENTS. Mr. Cunningham, who served as Chairman of the Compensation Committee in 1996, rendered consulting services to the Company during 1996 concerning management succession strategy, for which he was paid at the rate of $1,500 per day. In 1996, he received $3,000. Mr. Sage and his consulting firm rendered consulting services to the Company during 1996, primarily regarding the strategic direction of the Company and product development, for which they were paid $19,053.10. In 1997, Mr. Sage may continue to provide services as requested by the Company, for which he will be paid $3,200 per day.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer, former Chief Executive Officer, the other four most highly paid executive officers and one former executive officer, based on salary and bonuses earned during 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                             AWARDS
                                                 ANNUAL COMPENSATION                ------------------------
                                      -----------------------------------------     RESTRICTED    SECURITIES
                                                                     OTHER            STOCK       UNDERLYING      ALL OTHER
                                       SALARY       BONUS            ANNUAL           AWARDS       OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      $(1)         $(2)        COMPENSATION $        $(3)          (#)             $(4)
----------------------------  ----    --------    ----------     --------------     ----------    ----------     ------------
Russell E. Planitzer........  1996    $785,056    $1,732,738(5)            0                0       227,400        $  9,500
  Chairman and former Chief   1995     785,050     1,208,115               0                0       200,000           9,240
  Executive Officer           1994     677,077       700,200         373,527(6)      $385,000       787,000(7)        9,240
Kathleen A. Cote............  1996     430,767       170,000               0                0       314,000           9,500
  President and Chief         1995     307,691       250,425               0                0       200,000           9,240
  Executive Officer           1994     267,415       137,587               0          128,500       320,000(7)        9,240
Barry F. Cohen, Ph.D........  1996     300,000       115,000               0                0        60,000           9,500
  Senior Vice President,      1995     300,000       247,388               0                0             0           9,240
  Human Development and       1994     268,511       162,540(8)            0          128,500       200,000               0
  Organizational
    Productivity
Anthony N. Fiore, Jr. ......  1996     250,142        43,750               0                0        30,000           9,500
  Vice President, Business    1995     250,142       203,256               0                0        77,000           9,240
  Operations and General      1994     217,038       112,575               0                0       118,000(7)        9,240
  Counsel
William A. Foniri...........  1996     241,346        43,750               0                0        50,000           9,500
  Vice President, Chief       1995     190,319        83,403               0                0       120,000           9,240
  Financial Officer and       1994     143,844        50,000               0                0        60,000(7)        9,240
  Treasurer
Attilio Rimoldi(9)..........  1996     306,624        30,000         113,036(10)            0        60,000               0
  Senior Vice President,      1995     300,000       227,849          23,200(10)            0             0               0
  Research and Development    1994     150,000       147,000               0          128,500       237,500         600,000(11)
Douglas P. Smith(12)........  1996     203,051       103,120(13)           0                0        30,000          19,078(14)
  former Vice President,      1995     255,358       205,875               0                0        85,800           9,240
  Finance                     1994     383,813       106,875               0                0        83,600(7)        9,240

---------------
 (1) Amounts shown include salary deferred at the election of the named executive officer under the Company's 401(k) Capital Accumulation Plan (the "401(k) Plan"). The Company did not pay the named executive officers any compensation other than the amount disclosed in the table.

 (2) Except as otherwise noted, amounts shown are the awards made under the Company's Management Incentive Plan for the respective fiscal years. Bonus awards for 1996 have been accrued but not paid.

 (3) In September 1994 the Company made restricted stock awards to four executive officers (150,000 shares to Mr. Planitzer and 50,000 shares to each of Ms. Cote, Mr. Cohen and Mr. Rimoldi), valued at the grant date price of $2.57 per share. The restricted stock vested ratably over twelve months beginning September 30, 1994 so long as the holder remained employed by the Company. All shares are now fully vested. Although this stock is eligible to receive dividends, the Company is not currently paying dividends on its Common Stock.

 (4) Except as otherwise noted, amounts shown are the Company's matching contributions made under the Company's 401(k) Plan.

 (5) Amount shown includes (a) an award of $215,875 under the Company's Management Incentive Plan, (b) a $400,000 bonus as required under the terms of Mr. Planitzer's former employment agreement and (c) the payment of $1,113,500 which represents one-half of a performance bonus paid to Mr. Planitzer on October 31, 1996 as required under the terms of Mr. Planitzer's employment agreement. For additional information regarding Mr. Planitzer's continuing relationship with the Company, see "Employment and Severance Agreements."

 (6) Amount shown includes $371,501 to reimburse Mr. Planitzer for certain costs and the loss associated with the sale of his New York residence which was reimbursed by the Company as required under the terms of Mr. Planitzer's employment agreement and $2,026 in relocation expenses reimbursed by the Company.

 (7) Amount shown includes new stock options granted in January 1994 in exchange for the cancellation of stock options for an equivalent number of shares under an option repricing program (697,000 shares for Mr. Planitzer, 176,000 shares for Ms. Cote, 88,000 for Mr. Fiore, 26,400 for Mr. Foniri and 26,400 for Mr. Smith).

 (8) Amount includes a $25,000 bonus for a special project Mr. Cohen completed successfully.

 (9) Mr. Rimoldi became an employee in July 1994. Prior to that time, he served as a consultant to the Company. Mr. Rimoldi left the Company in February 1997.

(10) Amount shown consists of relocation costs reimbursed by the Company.

(11) Amount shown consists of payment of $450,000 to Mr. Rimoldi's consulting firm in 1994 in satisfaction of the remaining portion of the firm's three year worldwide consulting contract with the Company and $150,000 for consulting services provided in 1994 prior to Mr. Rimoldi becoming an employee.

(12) Mr. Smith left the Company in September 1996. Since that time, he has served as a consultant to the Company pursuant to an agreement signed in October 1996 and further described under the caption "Employment and Severance Agreements."

(13) Amount shown includes $50,000 which represents the first quarterly installment of a $200,000 special bonus for services rendered by Mr. Smith in connection with the proposed sale of the Company's Open Service Solutions Business, payable pursuant to Mr. Smith's separation agreement signed in September 1996 and further described under the caption "Employment and Severance Agreements."

(14) Amount shown includes $6,250 which represents first quarterly installment of $25,000 annual consulting fee paid pursuant to two year agreement signed in October 1996 and further described under the caption "Employment and Severance Agreements" and $3,328 in imputed interest on loan further described under the caption "Transactions with Officers and Directors."

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding options granted under the Company's 1992 Stock Option Plan during the fiscal year ended December 31, 1996 to the executive officers named in the Summary Compensation Table.

                                                                        INDIVIDUAL GRANTS
                                     ---------------------------------------------------------------------------------------
                                       NUMBER OF
                                      SECURITIES      PERCENT OF TOTAL
                                      UNDERLYING       OPTIONS GRANTED      EXERCISE PRICE                     GRANT DATE
                                        OPTIONS        TO EMPLOYEES IN           PER           EXPIRATION        PRESENT
               NAME                  GRANTED(#)(1)    IN FISCAL YEAR(2)    SHARE($/SHR)(3)        DATE       VALUE($/SHR)(4)
-----------------------------------  -------------    -----------------    ----------------    ----------    ---------------
Russell E. Planitzer...............     227,400              9.7%              $ 11.065          2/19/06        $1,498,591
Kathleen A. Cote...................     114,000              4.9                 11.065          2/19/06           751,453
                                        200,000              8.5                  7.19           9/03/06           875,624
Barry F. Cohen.....................      60,000              2.6                 11.065          2/19/06           395,502
Anthony N. Fiore Jr. ..............      30,000              1.3                 11.065          2/19/06           197,751
William A. Foniri..................      40,000              1.7                 11.065          2/19/06           263,668
                                         10,000              0.4                  7.38           7/22/06            44,851
Attilio Rimoldi....................      60,000              2.6                 11.065          2/19/06           395,502
Douglas P. Smith...................      30,000              1.3                 11.065          2/19/06           197,751

---------------
(1) All executives listed in the Summary Compensation Table received option grants in 1996. All options granted to the named officers vest over a four year period, with 25% becoming exercisable on a cumulative basis each year commencing one year after the date of grant at an exercise price equal to the fair market value of the Common Stock on the date of grant. The Board of Directors may accelerate the vesting of any option and may extend the exercise date of any option granted under the 1992 Stock Option Plan.

(2) The Company granted options to purchase a total of 2,350,500 shares of Common Stock to its employees in the fiscal year ended December 31, 1996. As of April 18, 1997, previously granted options to purchase 5,796,100 shares had been cancelled since the beginning of the plan (August 1992).

(3) The exercise price may be paid in cash, in shares of Common Stock then held by the optionee, or in a combination of cash and shares.

(4) Calculated using the Black-Scholes option valuation model. Calculations for the named executive officers are based upon a ten-year option term, assume a risk free rate of return based on quoted yields at grant date for U.S. Treasury bonds with a term equal to the expected option term (5.770% in February 1996, 6.834% in July 1996 and 6.939% in September 1996), a volatility factor of 0.6146 based on daily changes in the Company's stock price since the date of the initial public offering in August 1992 and no annual dividend yield. The expected days to exercise is assumed to be three years after vesting. The actual value, if any, an executive may realize from the exercise of stock options will be determined based on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value received by an executive will be at or near the value estimated by the Black-Scholes model, or that any value will be realized.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table set forth information concerning each exercise of stock options during the fiscal year ended December 31, 1996 by each of the executive officers named in the Summary Compensation Table and the number and value of unexercised options held by each such named executive officer at December 31, 1996.

                                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                            SHARES                   OPTIONS AT DECEMBER 31, 1996(#)    AT DECEMBER 31, 1996($)(1)
                         ACQUIRED ON      VALUE      --------------------------------   --------------------------
          NAME           EXERCISE (#)  REALIZED($)      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
------------------------ ------------  -----------   --------------------------------   --------------------------
Russell E. Planitzer....         0              0             863,000/501,400              $4,015,450/$1,303,320
Kathleen A. Cote........    20,000      $ 192,400             283,600/580,400               1,184,188/ 1,023,192
Barry F. Cohen..........         0              0             140,000/220,000                 840,220/   947,580
Anthony N. Fiore, Jr....    20,800        172,896             112,600/121,600                 513,446/   423,583
William A. Foniri.......         0              0              75,840/174,160                 267,427/   181,865
Attilio Rimoldi.........    30,000        294,395             102,500/227,500                 577,580/   974,500
Douglas P. Smith........    70,000        566,064              31,000/164,800                 185,097/   710,750

---------------
(1) Market value of shares covered by in-the-money options on December 31, 1996, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. The average of the high and low prices of the Common Stock on the New York Stock Exchange on December 31, 1996 was $9.13.

PENSION PLAN

     Prior to April 1, 1990, each full-time United States employee of the Company with at least one year of service was eligible to receive benefits under the Company's Pension Plan. Effective April 1, 1990, all benefit accruals ceased and no new participants were admitted to the Pension Plan. Participants in the Pension Plan continue to vest (generally upon completion of five years of service) in their benefits accrued as of April 1, 1990. Participants with vested benefits are entitled to receive, upon termination of employment after reaching age 65, an annual pension payment in an amount equal to the greater of (i) $216 multiplied by the number of the participant's years of previous service with the Company, or (ii) 1.25% of the participant's compensation for 1988 multiplied by the number of the participant's years of service with the Company through 1988, plus, for each additional year of pension service after 1988, 1.25% of the participant's compensation for such year of pension service, which benefit is reduced under certain circumstances. Of the executive officers listed in the Summary Compensation Table, only Ms. Cote, Mr. Fiore, Mr. Foniri and Mr. Smith have a vested pension benefit. Messrs. Planitzer, Cohen and Rimoldi are not plan members. The annual pension benefit, on a straight-life basis, payable at age 65 is $7,269 for Ms. Cote, $1,349 for Mr. Fiore, $9,574 for Mr. Foniri and $5,012 for Mr. Smith.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     On June 11, 1996, the Company entered into a new employment agreement with Mr. Planitzer pursuant to which he served as a full-time employee of the Company as Chief Executive Officer and Chairman of the Board during the period commencing June 11, 1996 and ending on October 31, 1996 at an annual base salary of $785,000. The agreement provides that (a) during the period November 1, 1996 through June 30, 1997, Mr. Planitzer shall serve as a part-time employee of the Company and, in such capacity, shall serve as Chairman of the Board and as a Director of the Company at an annual base salary of $785,000 (inclusive of his compensation for services as a Director) and (b) during the period July 1, 1997 through June 30, 1998, Mr. Planitzer shall serve as a consultant to the Company and continue to serve as Chairman of the Board and as a Director of the Company at the rate of $250,000 per year. In his capacity as a part-time employee, Mr. Planitzer is required to devote up to 60% of his business time to his duties as Chairman and as a Director of the Company. In his capacity as a consultant to the Company, Mr. Planitzer is obligated to devote up to 30 days per year in the performance of consulting services. The agreement also provides for the payment of a performance bonus in the aggregate amount of $2,227,000, one-half of which was paid to Mr. Planitzer on October 31, 1996 and the remaining one-half of which is payable on the earlier of (a) June 30, 1997 provided that Mr. Planitzer continues to serve as Chairman of the Board of Directors of the Company through such date and (b) the termination of his employment (other than for cause), including a termination at the election of Mr. Planitzer due to the Company's failure to make any payment due him under his agreement. The agreement provides that all outstanding stock options granted to Mr. Planitzer as of June 30, 1996 shall vest and become immediately exerciseable and payments to which he is entitled under the terms of the agreement shall be accelerated and paid upon any of the following events: his removal without cause as Chairman of the Board of Directors or the mutual agreement of the Company and Mr. Planitzer to such removal; the termination of his employment by death or disability; or his voluntary termination of employment due to the Company's failure to make any payment due him under the terms of the agreement. Mr. Planitzer's agreement also provides for the continued payment of salary through the remaining term of the agreement and the acceleration of the performance bonus in the event his employment is terminated for reasons other than death, disability, cause or a termination by Mr. Planitzer (except for a termination by Mr. Planitzer due to the Company's failure to make any payment due to him under his agreement). Mr. Planitzer is entitled to reimbursement for taxes paid on certain of the foregoing payments. Mr. Planitzer's agreement prohibits him from competing with the Company during his employment and, at the Company's option, for one year following his termination.

     On September 4, 1996, the Company entered into an amended and restated employment agreement with Ms. Cote which provides for employment through August 31, 1999, subject to annual renewal thereafter by the Company at its option, and participation in the Company's Management Incentive Plan. Ms. Cote's current salary is $600,000. Ms. Cote's agreement also provides for severance payments ranging from biweekly base salary for a period of six months to biweekly base salary and bonus for the remaining term of the employment agreement, depending on the circumstances of the termination (other than a termination at the election of Ms. Cote). Ms. Cote's agreement prohibits her from competing with the Company during her employment and while she is receiving severance benefits from the Company.

     In September 1996, Mr. Smith left the Company and resigned from his position as Chief Financial Officer of the Company pursuant to the terms of a separation agreement with the Company (the "Separation Agreement"). The Separation Agreement provides for (a) Mr. Smith's retention as a consultant for a period of two years commencing September 30, 1996 at the rate of $25,000 per year payable in equal monthly installments at the beginning of each month, (b) the payment of a $200,000 special bonus for Mr. Smith's services rendered in connection with the proposed sale of the Company's Open Service Solutions business payable in equal monthly installments at the beginning of each month,
(c) accelerated vesting of stock options that would have vested in 1999 and 2000 to vest in 1997 and 1998, respectively, (d) repayment of $31,770 owed to the Company, such repayment to be made through management or other bonus payments or through the gain on the exercise of stock options, (e) full vesting in the Company's Pension Plan as of September 27, 1996, the date Mr. Smith's employment with the Company terminated and (f) confirmation of the terms of Mr. Smith's participation in the Company's Management Incentive Plan for 1996. In October 1996, Mr. Smith entered into a standard form of consulting agreement with the Company under the terms contemplated by the Separation Agreement.

     In September 1996, the Company entered into retention agreements with the executive officers named in the Summary Compensation Table, other than Mr. Planitzer and Mr. Smith. Mr. Rimoldi's right to receive benefits pursuant to the retention agreement entered into between Mr. Rimoldi and the Company terminated at the time he left the Company. The retention agreements continue through December 31, 1999 and shall be automatically extended for one additional year unless a change in control of the Company has occurred, in which case the agreements shall continue in effect for a period of not less than 24 months beyond the month in which such change occurred. The agreements generally provide for a continuation of salary and certain health and life insurance benefits in the event of termination of employment by the Company (other than for cause, disability or death) or by the executive officer (for good reason, as defined in the retention agreements) within two years after a change of control of the Company has occurred. In the case of Ms. Cote and Mr. Cohen, the agreements provide for severance payments over a three year period in an amount equal to
2.99 times the sum of (a) the higher of the annual base salary in effect as of the date of termination or immediately prior to a change in control and (b) 100% of the average annual incentive bonus payable by the Company for the two fiscal years ending immediately prior to the fiscal year in which the change of control occurs. In the case of Mr. Fiore and Mr. Foniri, the agreements provide for severance payments over an eighteenth month period in an amount equal to 1.5 times the sum of (a) the higher of the annual base salary in effect as of the date of termination or immediately prior to a change in control and (b) 50% of the average annual incentive bonus payable by the Company for the two fiscal years ending immediately prior to the fiscal year in which the change of control occurs.

     Under the provisions of their employment arrangements with the Company, all of the executive officers named in the Summary Compensation Table, other than Mr. Planitzer, Ms. Cote and Mr. Smith whose arrangements are described above, have continuation of salary protection for one year if their employment with the Company is terminated other than for death, disability or cause. Mr. Rimoldi, who left the Company in February 1997, is currently receiving salary protection payments pursuant to his employment arrangement.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation Committee, composed of three non-employee directors, and is designed to retain and reward executives who are responsible for leading the Company in achieving its business objectives. The Compensation Committee has authority to determine the compensation for all executive officers, including the Chief Executive Officer, and all decisions relating to compensation of all of the Company's executive officers are reported to the full Board of Directors.

     This report is submitted by the Compensation Committee and addresses the Company's compensation policies for fiscal 1996 as they affected Mr. Planitzer and Ms. Cote, in their respective capacities as Chief Executive Officer of the Company during 1996, and the other executive officers of the Company named in the Summary Compensation Table.

COMPENSATION PHILOSOPHY

     The objectives of the executive compensation program are to align compensation with strategic business objectives and individual performance, motivate and reward high levels of performance, recognize and reward the achievement of team and/or individual goals and provide cost- and tax-effective compensation while enabling the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

     The Company's executive compensation philosophy is to tie a significant portion of executive compensation to the performance of the Company and is based on the following:

     To ensure that executive salaries are competitive, the Committee reviews industry, peer group and national surveys of comparable companies, and particularly a group of 20 comparable companies in the software industry, including most of the companies in the Performance Graph's Computer Software & Services Index. With the assistance of independent compensation consultants, the Committee seeks to set the annual base salaries of its executives at levels competitive with those paid on average to executives of companies in the industry and other comparably-sized companies. It seeks, however, to provide its executives with opportunities for enhanced compensation through annual bonus awards and stock options, designed to provide 75th percentile total compensation when warranted by excellent performance.

     - The Committee believes that an executive compensation program that ties bonus awards to performance and achievement of the Company's financial objectives serves both as an influential motivator to its executives and as an effective instrument for aligning their interests with those of the stockholders of the Company.

     - The Committee also believes that a substantial portion of the compensation of the Company's executives should be linked to the success of the Company's stock in the marketplace. This linkage is achieved through the Company's stock option program which also serves to more fully align the interests of management with those of the Company's stockholders.

COMPENSATION PROGRAM

     Annual compensation for the Company's executives consists of three principal elements -- base salary, incentive compensation and stock programs.

ANNUAL BASE SALARY

     The Compensation Committee sets the annual base salary for executives by reviewing compensation for competitive positions in the market, the historical compensation levels of executives, and judgments as to past and expected future contributions of the executives. Currently, the annual base salaries of the Company's executives are at levels approximately equivalent to those of executives of companies with whom the Company compares itself. Increases in annual salaries are based on a review and evaluation of executive salary levels relative to performance and to other companies.

INCENTIVE COMPENSATION

     The award of incentive compensation is governed by the provisions of the Company's Management Incentive Plan (the "Incentive Plan"). Under the Incentive Plan, each year Company performance goals and individual performance objectives are set. Upon becoming eligible under the Plan, each participant is assigned a bonus award target equal to a specified percentage of his or her annual base salary. A portion of a participant's bonus award target is earned separately for achievement of the Company goals and for achievement of the individual objectives. For 1996, Mr. Planitzer, Ms. Cote and the other executives named in the Summary Compensation Table earned 70% of their bonus based on corporate performance and 30% based on individual performance.

     If neither the Company goals nor the individual performance objectives are met, no bonus is earned. The Committee may in its discretion award a bonus at less than the target level for partial achievement of either the Company goals or individual objectives. Bonuses awarded therefore may vary depending on the Committee's subjective evaluation of the executive's performance and contributions to the Company's operations.

     For 1996, the Company performance goals consisted of specific targets based upon earnings per share and the level of software revenue growth. Individual performance objectives were set for the Chief Executive Officer and each of the Company's executives.

     In addition, certain over-achievement goals were established under the Plan for 1996 based upon specific targets for earnings per share and software revenue growth. Depending on the level of over-achievement, a participant could earn up to two times his or her bonus award target.

STOCK PROGRAMS

     Total compensation at the executive level also includes long-term incentives offered in the form of stock options and, in certain circumstances, restricted stock grants.

     Stock options are designed to promote the identity of long-term interests between the Company's employees and stockholders and assist in the retention of employees. In selecting executives eligible to receive stock option grants and determining the amount of such grants, the Compensation Committee, in its discretion, evaluates the following factors: (i) the job level of the executive,
(ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. It has generally been the Company's practice to fix the exercise price of the option grants at 100% of the fair market value of the Common Stock on the date of grant, although the Company may grant options at a below-market exercise price. Current amounts and terms of options already held by each executive were also considered in making option grants in 1996.

     While the value realizable from exercisable options is dependent upon the Company's performance as reflected in the market price of the Company's Common Stock at any particular point in time, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual executive and not by the Compensation Committee.

CHIEF EXECUTIVE OFFICERS' 1996 COMPENSATION

     In anticipation of Ms. Cote becoming Chief Executive Officer of the Corporation on November 1, 1996, the Company amended the employment agreements for both Mr. Planitzer and Ms. Cote.

     On June 11, 1996, the Company entered into a new employment agreement with Mr. Planitzer which provides that during the period commencing June 11, 1996 and ending on October 31, 1996, Mr. Planitzer will serve as a full-time employee of the Company as Chief Executive Officer and Chairman of the Board of the Company. During the period commencing November 1, 1996 and ending June 30, 1997, Mr. Planitzer shall be a part-time employee of the Company and, in such capacity, will serve as Chairman of the Board and as a Director of the Company. From July 1, 1997 ending on June 30, 1998, Mr. Planitzer shall serve as a consultant to the Company and continue to serve as Chairman of the Board and as a Director of the Company. During the full and part-time employment periods, Mr. Planitzer shall continue to receive his annual base salary of $785,000 per year. During the consulting period, Mr. Planitzer will receive a consultant fee of $250,000 per year (inclusive of his compensation for services as a Director). In addition, for his services rendered to the Company prior to the date of the Agreement, and as an inducement for him to perform services to the Company, the Company agreed to pay Mr. Planitzer a performance bonus in the aggregate amount of $2,227,000, payable in equal installments on October 1, 1996 and June 30, 1997. For additional information regarding Mr. Planitzer's continuing relationship with the Company, see "Employment and Severance Agreements".

     On September 4, 1996 the Company entered into an Amended and Restated Employment Agreement with Ms. Cote which provides that Ms. Cote would become Chief Executive Officer on November 1, 1996 at a base salary of $600,000. The Agreement has a three-year term which is renewable by the Company at its option on an annual basis. Otherwise, the agreement contains the same provisions that were contained in Ms. Cote's prior agreement. (See "Employment and Severance Agreements".)

     In addition, the Company entered into a Retention Agreement with Ms. Cote as with all other corporate officers and certain key executives of the Company. The Retention Agreement provides for the continuation of salary and certain health and life insurance benefits for a three-year period upon the termination of her employment after a change of control of the Company.

     Using the same principles applied to the determination of incentive compensation for the Company's executive officers, and reflecting the 70/30 weighting of corporate and individual performance objectives, the Company awarded bonuses for 1996 of $215,875 to Mr. Planitzer and $170,000 to Ms. Cote. In 1996, Mr. Planitzer was also granted options for the purchase of 227,400 shares of the Company's Common Stock at a price of $11.065 per share, the fair market value of the Company's Common Stock on the date of grant. Upon her election as Chief Executive Officer, Ms. Cote was granted options for the purchase of 200,000 shares of the Company's Common Stock at a price of $7.19 per share, the fair market value of the Common Stock on the date of grant.

TAX CONSIDERATIONS

     Under recent amendments to the Internal Revenue Code, beginning in 1994 certain executive incentive compensation (exceeding $1 million per year) paid to the five most highly paid executives of the Company is not deductible for federal income tax purposes unless the executive incentive compensation is awarded under an objective, performance-based plan approved by the stockholders of the Company. Although the Committee believes that the ability to claim such tax deductions is of value to the Company, the Committee also believes that discretion in making bonus awards remains an important ingredient in determining appropriate incentive compensation for the Company's executives. Consequently, the Committee has determined not to amend its Management Incentive Plan to remove the element of discretion for 1997. For 1997, only two executives, Ms. Cote as Chief Executive Officer and Mr. Planitzer as Chairman, are likely to have compensation over $1 million and the effect of the loss of such tax deduction is minimal given the loss carry forwards available to the Company. However, the Committee intends to structure its executive stock options so that they comply with the performance-based requirements of the new tax law and to continue to review the merits of complying with the regulations for deductibility.

                                          Compensation Committee

                                          John F. Cunningham
                                          Lawrence L. Landry

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Planitzer, the Company's Chairman, is a director and serves on the Compensation Committee of Intersolv, Inc., whose chairman is Kevin J. Burns, a director of the Company.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from the date of the Company's Initial Public Offering of Common Stock (August 14, 1992) to the present with the cumulative total return on the S&P 500 Index and the S&P Computer Software and Services Index over the same period. The graph assumes the investment of $100 in the Company's Common Stock on August 14, 1992, and in the S&P 500 Index and the S&P Computer Software and Services Index on July 31, 1992, reinvestment of all dividends and gives values as of December 31 of each year.

                                                                               S&P Computers
        Measurement Period            Computervision                            (Software &
      (Fiscal Year Covered)             Corporation           S&P 500            Services)
8/14/92                                   $100                $100                $100
Dec-92                                      48                 104                 119
Dec-93                                      30                 115                 152
Dec-94                                      33                 116                 179
Dec-95                                     128                 160                 252
Dec-96                                      78                 196                 392

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH OFFICERS AND DIRECTORS

     For payments made to Directors of the Company, see "Meetings and Committees of the Board of Directors -- Compensation of Directors -- Standard Arrangements" and "-- Other Arrangements".

     During 1996, the Company loaned $28,000 on an interest-free basis to Mr. Smith, former Chief Financial Officer of the Company, as part of his compensation arrangement. Under the terms of Mr. Smith's separation agreement with the Company, the principal amount together with an outstanding employee payable of approximately $3,800 is required to be paid in full, on a first dollar basis, through management or other bonus payments or through the gain on the exercise of stock options.

     In July 1996, the Company loaned $200,000 on an interest-free basis to Rock
S. Gnatovich, Vice President, Worldwide Marketing to facilitate his purchase of a house. The terms of the loan state that $25,000 of principal is to be forgiven on each of the first four anniversary dates of the loan so long as he continues to be employed by the Company. The remaining $100,000 of principal will be repaid by the deduction of $25,000 each year from any bonus payments due Mr. Gnatovich as a participant in the Company's Management Incentive Plan. Any outstanding balance, less any amounts previously forgiven, is due in full on termination of his employment with the Company. The Company holds a second mortgage on Mr. Gnatovich's house.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain reporting persons that no Form 5 filing was required for such person, the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act except that Mr. Cunningham did not timely report on Form 4 a purchase of the Company's common stock by him and a purchase of the Company's common stock by his wife. The appropriate filings on Form 4 were made in August 1996.

                     RATIFICATION OF SELECTION OF AUDITORS

     Subject to approval by the stockholders, the Board of Directors has selected the firm of Arthur Andersen LLP, independent public accountants, as auditors of the Company for the year ending December 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 30, 1997 for inclusion in the Proxy Statement for that meeting.

                                          By order of the Board of Directors

                                          /s/ ANTHONY N. FIORE, JR.
                                          ------------------------------
                                          ANTHONY N. FIORE, JR.
                                          Secretary

May 19, 1997

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

[COMPUTERVISION LOGO]


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
  1. To elect three Class II Directors   FOR all nominees   [ ]     WITHHOLD AUTHORITY to vote       [ ]       EXCEPTIONS*    [ ]
     and one Class I Director            listed below               for all nominees listed below

     Nominees for Class II Directors: Kathleen A. Cote, Andrew G. C. Sage II and Sanjiv Ahuja.
     Nominee for Class I Director: Henry Ancona.

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE EXCEPTIONS BOX AND WRITE THAT NOMINEE'S NAME ON
                  THE FOLLOWING LINE:
     *Exceptions ___________________________________________________________________________________________________________________

  2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors.

     FOR    [ ]              AGAINST    [ ]             ABSTAIN    [ ]


                                                                                                CHECK HERE FOR       [ ]
                                                                                                CHANGE ADDRESS

                                                                                        CHECK HERE IF YOU PLAN       [ ]
                                                                                        TO ATTEND THE MEETING

                                                                           Please sign name exactly as it appears hereon. When
                                                                           signing as attorney, executor, administrator, trustee,
                                                                           or guardian, please give full title. If more than one
                                                                           trustee, all should sign. All joint owners must sign.

                                                                           Dated: _______________________________________, 1997

                                                                           ____________________________________________________
                                                                                                  Signature
                                                                           ____________________________________________________
                                                                                           Signature if held jointly


                                                                            Votes MUST Be Indicated
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.  (X) in Black or Blue Ink.     [ ]
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
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                          COMPUTERVISION CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS - JUNE 10, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby appoints Russell E. Plantizer and Anthony N. Fiore, Jr., and each or either of them, with full power of substitution, as proxies to represent and vote as designated hereon all shares of stock of Computervision Corporation which the undersigned would be entitled to vote if personally present, at the Annual Meeting of Stockholders Computervision Corporation to be held at the offices of Hale and Dorr, 60 State Street, 26th Floor, Boston, Massachusetts on Tuesday, June 10, 1997 at 1:00 p.m. and at any adjournment thereof.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

        UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.

                                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



                                        COMPUTERVISION CORPORATION
                                        P.O. BOX 11207
                                        NEW YORK, N.Y. 10203-0207

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